As filed with the Securities and Exchange Commission on April 5, 2017

Registration No. 333-215362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOODY NATIONAL REIT II, INC.

(Exact name of registrant as specified in its charter)

Maryland	6778	47-1436295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(713) 977-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett C. Moody

Moody National REIT II, Inc.

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(713) 977-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Brown, Jr. Rosemarie A. Thurston Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 Tel: (404) 881-7000 Fax: (404) 881-7777	Mary E. Smith Moody National REIT Sponsor, LLC 6363 Woodway Drive Suite 110 Houston, TX 77057 Tel: (713) 977-7500	Sharon A. Kroupa Christopher W. Pate Venable LLP 750 East Pratt Street Suite 900 Baltimore, MD 21202 Tel: (410) 244-7400 Fax: (410) 244-7742	Daniel M. LeBey Vinson & Elkins L.L.P. 901 East Byrd Street Suite 1500 Richmond, VA 23219 Tel: (804) 327-6300 Fax: (713) 758-2346

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Moody National REIT II, Inc. is filing this Amendment No. 3, or this Amendment, to its registration statement on Form S-4, or the Registration Statement, as an exhibit-only filing to file Exhibit 99.2 to the Registration Statement. Accordingly, this Amendment consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 99.2. The proxy statement/prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to certain limitations, the Moody II charter limits the personal liability of its stockholders, directors and officers for monetary damages and provides that Moody II will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to its directors, officers and advisor and its advisor’s affiliates. In addition, Moody II has obtained directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

●	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, the Moody II charter provides that Moody II may indemnify its directors and its advisor and its affiliates (each, an “Indemnitee”) for loss or liability suffered by them or hold them harmless for loss or liability suffered by Moody II only if all of the following conditions are met:

●	the Indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in Moody II’s best interests;

●	the Indemnitee was acting on our behalf or performing services for Moody II;

●	in the case of affiliated directors and the Moody II Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

●	in the case of Moody II’s independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

●	the indemnification or agreement to hold harmless is recoverable only out of Moody II’s net assets and not from the Moody II stockholders.

Additionally, Moody II has agreed to indemnify and hold harmless its advisor and its affiliates performing services for Moody II from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, Moody II and its stockholders may be entitled to a more limited right of action than Moody II would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of Moody II’s controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which Moody II does not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of an Indemnitee will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

●	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

●	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Moody II may advance funds to an Indemnitee for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

●	the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of Moody II;

●	the Indemnitee has provided Moody II with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

●	the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

●	the Indemnitee provides Moody II with a written agreement to repay the advanced funds to Moody II, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to Moody II and its stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to Moody II or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances. Moody II has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements will require, among other things, that Moody II indemnify its executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, Moody II must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. Moody II will also cover officers and directors under its directors’ and officers’ liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)	The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 5, 2017.

Moody National REIT II, Inc.

By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brett C. Moody	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 5, 2017
Brett C. Moody

/s/ Robert W. Engel	Treasurer, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 5, 2017
Robert W. Engel

*	Independent Director	April 5, 2017
Clifford P. McDaniel

*	Independent Director	April 5, 2017
Charles L. Horn

* By:	/s/ Brett C. Moody
Brett C. Moody
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Location
1.1	Stockholder Servicing Coordination Agreement, dated as of February 2, 2017, by and between Moody National REIT II, Inc. and Moody Securities, LLC	Previously Filed

2.1	Agreement and Plan of Merger, dated as of November 16, 2016, among Moody National REIT II, Inc., Moody National Operating Partnership II, LP, Moody National Advisor II, LLC (only for purposes of Section 5.23(B)), Moody Merger Sub, LLC, Moody National REIT I, Inc., Moody National Operating Partnership I, LP and Moody National Advisor I, LLC (only for purposes of Section 4.22(B))	Attached as Annex A to the proxy statement/prospectus included in this registration statement

3.1	Articles of Amendment and Restatement of Moody National REIT II, Inc.	Incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to Moody National REIT II, Inc.’s Registration Statement on Form S-11 (File No. 333-198305) filed on January 12, 2015 (“Pre-Effective Amendment No. 3”)

3.2	Bylaws of Moody National REIT II, Inc.	Incorporated by reference to Exhibit 3.3 to Moody National REIT II, Inc.’s Registration Statement on Form S-11 (File No. 333-198305) filed on August 22, 2014

5.1	Opinion of Venable LLP regarding the legality of the securities being registered	Previously filed

8.1.1	Opinion of Alston & Bird LLP regarding certain tax matters related to the Mergers	Previously filed

8.1.2	Opinion of Alston & Bird LLP regarding certain tax matters related to Moody National REIT I, Inc.	Previously filed

8.1.3	Opinion of Alston & Bird LLP regarding certain tax matters related to Moody National REIT II, Inc.	Previously filed

8.2	Opinion of Vinson & Elkins L.L.P. regarding certain tax matters related to the Mergers	Previously filed

10.1	Advisory Agreement, dated January 12, 2015, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP, and Moody National Advisor II, LLC	Incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 3

10.2	Amendment No. 1 to the Advisory Agreement, dated January 19, 2016, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC	Incorporated by reference to Exhibit 10.1 to Moody National REIT II, Inc.’s Current Report on Form 8-K filed on January 22, 2016

10.3	Amended and Restated Limited Partnership Agreement of Moody National Operating Partnership II, LP	Incorporated by reference to Exhibit 10.1 to Moody National REIT II, Inc.’s Current Report on Form 8-K filed on May 26, 2016 (the “May 26, 2016 Form 8-K”)

10.4	Escrow Agreement, dated January 12, 2015, by and among Moody National REIT II, Inc., Moody Securities, LLC and UMB Bank, N.A.	Incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3

10.5	Moody National REIT II, Inc. 2015 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3

10.6	Moody National REIT II, Inc. Independent Directors Compensation Plan	Incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 3

10.7	Assignment Agreement, dated September 25, 2015, by and between Moody National REIT I, Inc. and Moody National REIT II, Inc.	Incorporated by reference to Moody National REIT II, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015

10.8	Agreement of Purchase and Sale, made as of May 11, 2015, by and between Mueller Hospitality, LP and Moody National REIT I, Inc.	Incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 2 to Moody National REIT II, Inc.’s Registration Statement on Form S-11 (File No. 333-198305) filed on January 15, 2016 (“Post-Effective Amendment No. 2”)

10.9	Assignment and Assumption of Agreement of Purchase and Sale, dated as of October 15, 2015, by and between Moody National REIT II, Inc. Moody National Lancaster-Austin Holding, LLC and Moody National Lancaster-Austin MT, LLC	Incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 2

10.10	Hotel Lease Agreement, effective October 15, 2015, between Moody National Lancaster-Austin Holding, LLC and Moody National Lancaster-Austin MT, LLC	Incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 2

10.11	Hotel Management Agreement, effective October 15, 2015, between Moody National Lancaster-Austin MT, LLC and Moody National Hospitality Management, LLC	Incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 2

10.12	Relicensing Franchise Agreement, dated October 15, 2015, between Marriott International, Inc. and Moody National Lancaster-Austin MT, LLC	Incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 2

10.13	Loan Agreement, dated as of October 15, 2015, between Moody National Lancaster-Austin Holdings, LLC and Keybank National Association	Incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 2

10.14	Guaranty Agreement, dated as of October 15, 2015, by and among Brett C. Moody and Moody National REIT II, Inc. in favor of Keybank National Association	Incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 2

10.15	Environmental Indemnity Agreement, dated as of October 15, 2015, by and among Moody National Lancaster-Austin Holding, LLC, Brett C. Moody, Moody National REIT II, Inc. in favor of Keybank National Association	Incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 2

10.16	Assignment and Assumption of Agreement of Purchase and Sale, dated January 28, 2016, by and between Moody National Companies, L.P. and Moody National REIT II, Inc.	Incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 3 to Moody National REIT II, Inc.’s Registration Statement on Form S-11 (File No. 333-198305) filed on April 21, 2016 (“Post-Effective Amendment No. 3”)

10.17	Agreement of Purchase and Sale, dated as of October 26, 2015, by and among Moody National SHS Seattle MT, LLC, certain Fee Owners, and Moody National Companies, LP	Incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 3

10.18	Assignment and Assumption of Agreement of Purchase and Sale, dated May 24, 2016, by and between Moody National REIT II, Inc., Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC	Incorporated by reference to Exhibit 10.2 to the May 26, 2016 Form 8-K

10.19	Hotel Lease Agreement, effective May 24, 2016, between Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC	Incorporated by reference to Exhibit 10.3 to the May 26, 2016 Form 8-K

10.20	Hotel Management Agreement, effective May 24, 2016, between Moody National Yale-Seattle MT, LLC and Moody National Hospitality Management, LLC	Incorporated by reference to Exhibit 10.4 to the May 26, 2016 Form 8-K

10.21	Promissory Note, dated May 24, 2016, by Moody National Yale-Seattle Holding, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.5 to the May 26, 2016 Form 8-K

10.22	Loan Agreement, dated as of May 24, 2016, between Moody National Yale-Seattle Holding, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.6 to the May 26, 2016 Form 8-K

10.23	Guaranty of Recourse Obligations Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.7 to the May 26, 2016 Form 8-K

10.24	Guaranty of Payment Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.8 to the May 26, 2016 Form 8-K

10.25	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 24, 2016, by and among Moody National Yale-Seattle Holding, LLC, Old Republic Title, Ltd. For the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.9 to the May 26, 2016 Form 8-K

10.26	Environmental Indemnity Agreement, made as of May 24, 2016, by and among Moody National Yale-Seattle Holding, LLC, Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.10 to the May 26, 2016 Form 8-K

10.27	Relicensing Franchise Agreement, dated as of May 24, 2016, between Marriott International, Inc. and Moody National Yale-Seattle MT, LLC	Incorporated by reference to Exhibit 10.11 to the May 26, 2016 Form 8-K

10.28	Promissory Note, dated September 20, 2016, by Moody National Yale-Seattle Holding, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.1 to Moody National REIT II, Inc.’s Current Report on Form 8-K, filed on September 26, 2016 (the “September 26, 2016 Form 8-K”)

10.29	Loan Agreement, dated as of September 20, 2016, between Moody National Yale-Seattle Holding, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.2 to the September 26, 2016 Form 8-K

10.30	Guaranty Agreement, made as of September 20, 2016, by Moody National REIT II, Inc. in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.3 to the September 26, 2016 Form 8-K

10.31	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 20, 2016, by and among Moody National Yale-Seattle Holding, LLC, Old Republic Title, Ltd., for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.4 to the September 26, 2016 Form 8-K

10.32	Environmental Indemnity Agreement, made as of September 20, 2016, by and among Moody National Yale-Seattle Holding, LLC, Moody National REIT II, Inc. in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.5 to the September 26, 2016 Form 8-K

10.33	First Amendment to Hotel Lease Agreement, effective as of September 20, 2016, between Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC	Incorporated by reference to Exhibit 10.6 to the September 26, 2016 Form 8-K

10.34	Amended and Restated Advisory Agreement, dated as of November 16, 2016, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on November 17, 2016

10.35	Termination Agreement, dated as of November 16, 2016, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC, Moody National Realty Company, L.P., Moody OP Holdings I, LLC and Moody National REIT II, Inc.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed on November 17, 2016

21.1	List of Subsidiaries of Moody National REIT II, Inc.	Incorporated by reference to Exhibit 21.1 to Moody National REIT II, Inc.’s Annual Report on Form 10-K filed on March 23, 2017

23.1	Consent of Venable LLP as to the legality of the securities being registered	Included as part of the opinion previously filed as Exhibit 5.1 hereto and incorporated herein by reference

23.2.1	Consent of Alston & Bird LLP as to tax matters related to the Mergers	Included as part of the opinion previously filed as Exhibit 8.1.1 hereto and incorporated herein by reference

23.2.2	Consent of Alston & Bird LLP as to tax matters related to Moody National REIT I, Inc.	Included as part of the opinion previously filed as Exhibit 8.1.2 hereto and incorporated by reference

23.2.3	Consent of Alston & Bird LLP as to tax matters related to Moody National REIT II, Inc.	Included as part of the opinion previously filed as Exhibit 8.1.3 hereto and incorporated herein by reference

23.3	Consent of Vinson & Elkins L.L.P. as to tax matters related to the Mergers	Included as part of the opinion previously filed as Exhibit 8.2 hereto and incorporated herein by reference

23.4	Consent of Frazier & Deeter, LLC, independent registered public accounting firm, with respect to Moody National REIT I, Inc.	Previously filed

23.5	Consent of Frazier & Deeter, LLC, independent registered public accounting firm, with respect to Moody National REIT II, Inc.	Previously filed

24.1	Powers of Attorney	Previously filed

99.1	Consent of FBR Capital Markets & Co.	Previously filed

99.2	Form of Proxy solicited by the Board of Directors of Moody National REIT I, Inc.	Filed herewith

99.3	Consent of William H. Armstrong to become a director of Moody National REIT II, Inc.	Previously filed

99.4	Consent of John P. Thompson to become a director of Moody National REIT II, Inc.	Previously filed